UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 22, 2026

ZEVIA PBC
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40630	86-2862492
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15821 Ventura Blvd., Suite 145, Encino, CA		91436
(Address of Principal Executive Offices)		(Zip Code)

(424) 343-2654
(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, if Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	ZVIA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 22, 2026 (the “Effective Date”), Zevia PBC (“Zevia” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Bubble Holdings, LLC, a Delaware limited liability company and an affiliate of GP Investments, Ltd. (the “Purchaser”). Pursuant to the Purchase Agreement, on the terms and subject to the conditions set forth therein, the Company agreed to issue and sell to the Purchaser, and the Purchaser agreed to purchase from the Company, an aggregate of 20,000 shares of a new series of preferred stock of the Company, par value $0.001 per share, designated as “Series A Senior Convertible Preferred Stock” (the “Series A Preferred Stock”), for a purchase price of $1,000 per share and an aggregate purchase price of up to $20.0 million (the “Investment”), in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company intends to use the net proceeds from the Investment to fund key strategic priorities and general corporate purposes.

On the Effective Date, contemporaneously with the execution of the Purchase Agreement, the Company issued and sold to the Purchaser 15,000 shares of Series A Preferred Stock for an aggregate purchase price of $15.0 million (the “Initial Closing” and the date thereof, the “Initial Closing Date”). The Company has agreed to issue and sell the remaining 5,000 shares of Series A Preferred Stock to the Purchaser for an aggregate purchase price of $5.0 million (the “Deferred Closing”) on a date specified by the Company that is no later than five business days following the date on which the Company files its Annual Report on Form 10-K for the fiscal year ending December 31, 2026 (the “2026 Annual Report”). The Purchaser’s obligation to consummate the Deferred Closing is subject solely to the satisfaction or written waiver by the Purchaser of the following conditions: (i) the Company’s net sales for the fiscal year ending December 31, 2026, as reported in the audited consolidated financial statements included in the 2026 Annual Report, being at least $172.5 million; (ii) the Company’s Adjusted EBITDA for such fiscal year, as calculated and reported by the Company in the 2026 Annual Report (or the corresponding earnings release), being no less than negative $3.0 million (the conditions in clauses (i) and (ii), the “Tranche 2 Conditions”); (iii) the accuracy of certain of the Company’s representations and warranties as of the Deferred Closing; and (iv) the absence of any law or order enjoining or prohibiting the Deferred Closing.

The Purchaser may, at its sole election at any time prior to the filing of the 2026 Annual Report, elect to consummate the Deferred Closing on at least three business days’ irrevocable notice, in which case the Tranche 2 Conditions will be deemed irrevocably waived. If the Company notifies the Purchaser that any Tranche 2 Condition has not been satisfied, the Purchaser may, within ten business days following receipt of such notice, waive such condition and require that the Deferred Closing occur; if the Purchaser does not do so, the parties’ obligations with respect to the Deferred Closing will automatically terminate.

Board Designation Rights

Pursuant to the Purchase Agreement, for so long as the Purchaser, together with its affiliates, beneficially owns at least 10,000 shares of Series A Preferred Stock or at least 8% of the Company’s outstanding common stock (including the Series A Preferred Stock on an as-converted basis) (the “Beneficial Ownership Requirement”), the Purchaser will have the right to designate one individual (the “Purchaser Designee”) for nomination, recommendation and support by the Company and the Company’s board of directors (the “Board”) for election to the Board, subject to the Purchaser Designee satisfying applicable legal, New York Stock Exchange (“NYSE”), independence and Company governance qualification requirements. If the Beneficial Ownership Requirement ceases to be satisfied, the Purchaser’s designation right will terminate and, at the Board’s written request, the Purchaser will cause the Purchaser Designee to resign. For so long as the Beneficial Ownership Requirement is satisfied, the Company may not, without the Purchaser’s consent, decrease the size of the Board if doing so would require the resignation of the Purchaser Designee. Effective as of the Initial Closing, the size of the Board was increased to eight members.

Voting Limitations

For so long as the Purchaser and its affiliates beneficially own at least 5% of the Company’s outstanding common stock (including the Series A Preferred Stock on an as-converted basis), the Purchaser may vote or tender, in its discretion, shares representing up to 20% of the Company’s then-outstanding common stock (the “Voting Limitation”), and must vote or tender any shares in excess of the Voting Limitation in the same proportion as all other holders of common stock. The Voting Limitation will cease to apply if any other person or group (other than CDP Investissements Inc. and its affiliates) acquires beneficial ownership of 20% or more of the Company’s outstanding common stock without being subject to comparable voting restrictions, subject to reinstatement by the Company if such person or group subsequently falls below 20%. In addition, for so long as the Purchaser has the right to designate a director, the Purchaser has agreed to vote all of its shares on the election or removal of directors (other than the Purchaser Designee) in the same proportion as the votes cast by all other holders of common stock.

Standstill Restrictions

For so long as the Purchaser beneficially owns at least 5% of the Company’s outstanding common stock (including the Series A Preferred Stock on an as-converted basis), the Purchaser will be subject to customary standstill restrictions, including restrictions, without the prior written consent of the Company or the Board, on acquiring additional voting securities of the Company (including derivative securities) or assets of the Company, proposing or participating in any merger or other business combination involving the Company, soliciting proxies, forming or joining a “group,” and otherwise seeking to control the management, Board or policies of the Company, subject to certain exceptions.

Restrictions on Transfer; Right of First Offer

The Purchaser has agreed not to transfer any shares of Series A Preferred Stock or Class A common stock, par value $0.001 per share (the “Class A Common Stock”) issued or issuable upon conversion thereof until the date that is 12 months following the Deferred Closing (or, if the Deferred Closing does not occur as a result of the failure of a Tranche 2 Condition that the Purchaser does not waive, 12 months following the date that is the earlier of (i) five business days after the filing of the 2026 Annual Report and (ii) April 15, 2027), subject to exceptions for transfers to affiliates, transfers in connection with a change of control approved by the Board and certain transfers by operation of law. The Company has a right of first offer on any proposed transfer of Series A Preferred Stock by the Purchaser other than to an affiliate, exercisable within 15 business days following receipt of the Purchaser’s offer notice. Any transfer that would result in a transferee acquiring a majority of the Purchaser’s shares of Series A Preferred Stock or the right to direct the exercise of the Purchaser’s rights under the Purchase Agreement requires the Company’s prior written consent, not to be unreasonably withheld, conditioned or delayed. The Purchaser has also agreed to use commercially reasonable efforts to effect transfers in a manner that would not have a material adverse effect on the trading price of the Class A Common Stock, including by not effecting block trades at a discount greater than 20% to the prior day’s market price.

Preemptive Rights; Information Rights; Other Covenants

For so long as the Beneficial Ownership Requirement is satisfied, the Purchaser will have preemptive rights to participate in future issuances of preferred stock or equity-based securities by the Company on a pro rata as-converted basis, subject to customary exceptions, and will be entitled to certain information rights. The Purchase Agreement contains customary representations, warranties and covenants of the Company and the Purchaser, which were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties.

Designation of Series A Preferred Stock

The Series A Preferred Stock has the designations, rights, preferences, powers, restrictions and limitations set forth in the Certificate of Designations, Preferences and Rights of Series A Senior Convertible Preferred Stock of Zevia PBC (the “Certificate of Designations”), which the Company filed with the Secretary of State of the State of Delaware on October 22, 2026. The Series A Preferred Stock ranks senior to the Class A Common Stock and the Company’s Class B common stock, par value $0.001 per share (together with the Class A Common Stock, the “Common Stock”), with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company. Each share of Series A Preferred Stock has an original issuance price of $1,000 (the “Original Issuance Price”).

Dividends

Beginning on the earliest of (i) the date of the Deferred Closing, (ii) the date on which the Company files the 2026 Annual Report and (iii) April 15, 2027, cumulative dividends accrue daily on each share of Series A Preferred Stock at a rate of 6.00% per annum on the Accreted Value (as defined in the Certificate of Designations) of such share, compounding quarterly. On the last day of each March, June, September and December, the Company may elect to pay some or all of the accrued dividends in cash; any dividends not paid in cash are added to the Accreted Value as a payment-in-kind dividend. To the extent that paying dividends in kind would cause the number of shares of Class A Common Stock issued or issuable upon conversion of the Series A Preferred Stock to exceed 14,428,844 shares (representing 19.99% of the Common Stock outstanding immediately prior to the issuance of the Series A Preferred Stock) (the “Conversion Cap”), the Company must pay such dividends in cash, unless prohibited by applicable law, in which case such amounts (the “Excess Deferred Dividend Amount”) will continue to accrue at the dividend rate, will not increase the Accreted Value and must be paid in cash upon conversion. Until all Excess Deferred Dividend Amounts have been paid in cash, the Company may not declare or pay dividends on, or repurchase, any Common Stock or other junior securities, subject to customary exceptions. Holders of Series A Preferred Stock are also entitled to participate in dividends on the Class A Common Stock on an as-converted basis, which reduce, on a dollar-for-dollar basis, the dividends otherwise payable on the Series A Preferred Stock.

Conversion

Subject to the Conversion Cap, holders may convert their shares of Series A Preferred Stock at any time into a number of shares of Class A Common Stock equal to the Accreted Value of the shares being converted divided by the conversion price then in effect, which is initially $1.448 per share and is subject to customary anti-dilution adjustments (the “Conversion Price”). At any time on or after the third anniversary of the Initial Closing Date, the Company may require the conversion of all or any portion of the Series A Preferred Stock if (i) the daily volume-weighted average price of the Class A Common Stock is at least 150% of the Conversion Price on at least 20 trading days in any 30 consecutive trading day period, (ii) a registration statement covering the resale of the underlying shares of Class A Common Stock is effective, (iii) the Class A Common Stock remains listed on the NYSE and (iv) no redemption obligation with respect to the Series A Preferred Stock is outstanding and unsatisfied. To the extent the Company is prohibited by the Conversion Cap from issuing shares of Class A Common Stock upon conversion, it must redeem the affected shares of Series A Preferred Stock for cash.

Redemption

Upon the occurrence of a Fundamental Change (as defined in the Certificate of Designations) of the Company, each holder may require the Company to redeem its shares of Series A Preferred Stock for cash at a price per share equal to the greater of (a) the Investor Redemption Price (as defined below) and (b) the amount such holder would have received had it converted such shares into Class A Common Stock immediately prior to such fundamental change. In addition, following the earliest of (i) the fourth anniversary of the Initial Closing Date, (ii) the incurrence by the Company or its subsidiaries, without the Purchaser’s approval, of new indebtedness (other than ordinary course draws under the existing revolving commitments under the Company’s credit agreement and indebtedness incurred to redeem all of the Series A Preferred Stock) such that the Company’s pro forma consolidated net debt exceeds the greater of $20.0 million and an amount resulting in a total net leverage ratio greater than 3.00 to 1.00 and (iii) the Company or its subsidiaries entering into a definitive agreement for the sale or other disposition of assets for consideration in excess of $10.0 million (subject to certain exceptions), the Purchaser may require the Company, on not less than 60 days’ notice, to redeem all or any portion of its shares of Series A Preferred Stock for cash at a price per share equal to the greater of (x) the Accreted Value and (y) 1.5 times the Original Issuance Price, less any cash dividends paid, plus any unpaid Excess Deferred Dividend Amount (the “Investor Redemption Price”). If the Company does not pay the applicable redemption price in full in cash on the redemption date, a promissory note in the amount of the unpaid redemption price will be deemed issued to the redeeming holder, and, for so long as such note remains outstanding, the Company will be subject to certain restrictions, including on the incurrence of indebtedness ranking senior to such note.

Liquidation

Upon the occurrence of certain insolvency events with respect to the Company, holders of Series A Preferred Stock will be entitled to receive, before any distribution to holders of Common Stock or other junior securities, an amount in cash equal to the fundamental change redemption price described above, subject to the rights of the Company’s creditors and holders of any senior or parity securities.

Voting and Consent Rights

Holders of Series A Preferred Stock are entitled to vote with the holders of Common Stock on an as-converted basis, voting together as a single class, on all matters presented to the Company’s stockholders, except as required by law and subject to the Conversion Cap and the Voting Limitation described above. In addition, for so long as the Purchaser beneficially owns at least 50% of the shares of Series A Preferred Stock issued (or at least 8% of the Common Stock on an as-converted basis), the Company may not, without the approval of the holders of a majority of the outstanding Series A Preferred Stock (or, for matters subject only to Board approval, the affirmative vote of the Purchaser Designee), among other things, (i) amend its organizational documents in a manner adverse to the holders of Series A Preferred Stock, including any change to the Company’s status as a public benefit corporation, (ii) create or issue any senior or parity securities or additional shares of Series A Preferred Stock, (iii) pay dividends on or repurchase junior securities, subject to certain exceptions, including a basket equal to 1.00 times the Company’s trailing twelve-month free cash flow, (iv) acquire or divest any business for consideration in excess of $25.0 million, (v) change its independent registered public accounting firm or make material changes to its accounting policies, subject to certain exceptions, (vi) commence any voluntary bankruptcy or liquidation proceeding or (vii) exercise its right to terminate the Company’s Tax Receivable Agreement, dated as of July 21, 2021, pursuant to Section 3.01(a) thereof.

Registration Rights Agreement

In connection with the Initial Closing, the Company and the Purchaser entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file, no later than three months prior to the expiration of the transfer restrictions described above, a resale shelf registration statement on Form S-3 (or, if the Company is not then eligible to use Form S-3, Form S-1 or another available form) covering the resale of the shares of Class A Common Stock issued or issuable upon conversion of the Series A Preferred Stock, and to use reasonable best efforts to cause such registration statement to be declared effective within 60 days after the filing deadline (or 90 days if reviewed by the Securities and Exchange Commission (the “SEC”)). The Registration Rights Agreement also provides the holders with up to two demand registrations, customary piggyback registration rights, and the right to request up to one underwritten shelf takedown per calendar quarter and up to two registered block trades in any 12-month period, and restricts the Company’s use of any “at the market” offering program during certain periods. The Company will bear certain registration expenses and the Registration Rights Agreement contains customary indemnification provisions.

Fourteenth Amended and Restated Limited Liability Company Agreement of Zevia LLC

In connection with the Initial Closing, the Company, as managing member of Zevia LLC, adopted the Fourteenth Amended and Restated Limited Liability Company Agreement of Zevia LLC (the “Amended LLC Agreement”), which amends and restates the Thirteenth Amended and Restated Limited Liability Company Agreement of Zevia LLC, dated as of July 21, 2021. The Amended LLC Agreement establishes a new series of preferred units of Zevia LLC designated as “Series A Senior Convertible Preferred Units” (the “Series A Preferred Units”), which are intended to have economic terms that materially mirror those of the Series A Preferred Stock, including with respect to distributions, liquidation preference, redemption and conversion. In exchange for its contribution to Zevia LLC of the proceeds from the sale of the Series A Preferred Stock, the Company received a number of Series A Preferred Units equal to the number of shares of Series A Preferred Stock issued, held by a wholly-owned subsidiary of the Company.

The foregoing descriptions of the Series A Preferred Stock, the Certificate of Designations, the Purchase Agreement, the Registration Rights Agreement, the Amended LLC Agreement and the transactions contemplated thereby are only summaries and do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 3.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02              Unregistered Sales of Equity Securities

The information regarding the Investment set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. On the Initial Closing Date, the Company issued 15,000 shares of Series A Preferred Stock to the Purchaser for an aggregate purchase price of $15.0 million, and the Company has agreed, subject to the conditions described in Item 1.01, to issue an additional 5,000 shares of Series A Preferred Stock to the Purchaser at the Deferred Closing for an aggregate purchase price of $5.0 million. The Series A Preferred Stock is convertible into shares of Class A Common Stock on the terms described in Item 1.01, subject to the Conversion Cap. The Series A Preferred Stock was, and will be, issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder. The Series A Preferred Stock and the Class A Common Stock issuable upon conversion thereof may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.

Item 3.03              Material Modification to Rights of Security Holders

The information set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03. The Series A Preferred Stock ranks senior to the Common Stock with respect to dividend rights and rights on the distribution of assets upon any liquidation, dissolution or winding up of the Company. Under the Certificate of Designations, the Company’s ability to declare or pay dividends on, or to purchase or redeem, shares of Common Stock is restricted in certain circumstances, including while any Excess Deferred Dividend Amount remains unpaid or, subject to certain exceptions, without the consent of the holders of the Series A Preferred Stock, and the holders of the Series A Preferred Stock vote together with the holders of Common Stock on an as-converted basis.

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 22, 2026, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware, designating 20,000 shares of the Company’s authorized preferred stock as Series A Preferred Stock. The Certificate of Designations became effective upon filing. The information regarding the terms of the Series A Preferred Stock set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. A copy of the Certificate of Designations is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01              Regulation FD Disclosure

On October 22, 2026, the Company issued a press release announcing the Investment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Document Description
3.1	Certificate of Designations, Preferences and Rights of Series A Senior Convertible Preferred Stock of Zevia PBC, as filed with the Secretary of State of the State of Delaware on October 22, 2026.

10.1	Securities Purchase Agreement, dated as of October 22, 2026, by and between Zevia PBC and Bubble Holdings, LLC.

10.2	Registration Rights Agreement, dated as of October 22, 2026, by and between Zevia PBC and Bubble Holdings, LLC.

10.3*	Fourteenth Amended and Restated Limited Liability Company Agreement of Zevia LLC, dated as of October 22, 2026.

99.1	Press Release of Zevia PBC, dated October 22, 2026 (furnished herewith).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*
Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or attachment to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZEVIA PBC

Date: October 23, 2026	By:	/s/ Steven M. Staes

		Name:	Steven M. Staes
		Title:	General Counsel and Corporate Secretary
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